UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 8.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 8.01

Other Events.

As previously disclosed, on January 8, 2021, Ideanomics, Inc. (“Ideanomics”) entered into an agreement and plan of merger (the “Agreement”) to acquire 100% of privately held Wireless Advanced Vehicle Electrification, Inc. (“WAVE”) for an aggregate purchase price of $50,000,000 in a combination of $15,000,000 of cash and $35,000,000 worth of Ideanomics stock as consideration (the “Transaction”), subject to customary purchase price adjustments set forth in the Agreement. WAVE is a provider of wireless charging solutions for medium and heavy-duty electric vehicles. The Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on January 8, 2021, Item 1.01 of which is incorporated by reference herein. The Company issued the shares of its common stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulations S under the Securities Act.

On January 15, 2021, Ideanomics closed the Transaction.

The Agreement contains customary representations, warranties, covenants, termination rights and indemnities of the parties. Non-fundamental representations and warranties survive for 18 months following the closing date and fundamental representations and warranties survive either indefinitely or for the statute of limitations. The Agreement also contains mutual indemnification obligations of the parties thereto on customary grounds. The indemnification obligations of the parties are capped at $5,000,000 for non-fundamental representations and warranties. The indemnification obligations of the parties for breaches of non-fundamental representations and warranties are subject to a $250,000 deductible, except in the case of fraud. The Agreement contains customary covenants.

Pursuant to the Agreement certain employees of WAVE entered into non-competition and solicitation agreements, and that Ideanomics agreed to fund $25,000,000 in growth capital to WAVE over the course of the two years following closing. Under the terms of the Agreement, $5,000,000 of the cash consideration portion of the purchase price shall be placed in an indemnity escrow to satisfy future indemnification obligations of the parties (if any). The Agreement also provides that $10,000,000 of the Ideanomics share consideration shall be held back at closing, to be released upon the receipt of certain consents to the Transaction not obtained prior to closing. If any such consent is not obtained within six months following the closing date, the portion of the $10,000,000 allocated to such consent in the Agreement will not be issued to the sellers.

In addition to the purchase price to be paid at closing, the Agreement contains three earnouts that could result in an additional payment of up to $30,000,000 to the sellers based upon: (i) revenue and gross profit margin metrics in calendar year 2021; (ii) revenue and gross profit margin metrics in calendar year 2022 and (iii) revenue and gross profit margin metrics for 2021 and 2022 collectively.  Ideanomics has also agreed to a performance and retention plan for the benefit of certain WAVE’s employees which could result in up to $10,000,000 paid to such employees if certain gross revenue targets and certain gross profit margins are achieved for 2021 and 2022.

The foregoing description of the Agreement and the Transaction does not purport to be complete, and is qualified in its entirety by reference to the terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger by and among Ideanomics, Inc. and the stockholders of Wireless Advanced Vehicle Electrification, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: January 19, 2021	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer